Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bergio International, Inc. 2011 Stock Incentive and Reward Plan of our report dated August 20, 2019, with respect to the financial statements of Bergio International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Tama, Budaj and Raab, LLP

Farmington Hills, Michigan

August 20, 2019